Exhibit 99.1

TICC Capital Corp. Changes Name to Oxford Square Capital Corp.

NASDAQ ticker symbol to change to OXSQ for Common Stock and OXSQL for Notes

Greenwich, CT – 3/20/2018 – TICC Capital Corp. (the “Company”) (NASDAQ: TICC) announced today that it has changed its name to Oxford Square Capital Corp.

The company remains a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We have made this change in order to more closely align the branding of the Company with its affiliated funds and with the investment platform operated by the affiliates of the Company’s investment adviser, which currently manage the portfolios of Oxford Lane Capital Corp. (NASDAQ: OXLC), a registered closed-end fund investing in debt and equity of collateralized loan obligation (“CLO”) vehicles, and Oxford Bridge, LLC, a private investment fund investing in CLO debt and equity.

The Company’s shares of outstanding common stock and outstanding notes are expected to trade under the new NASDAQ ticker symbols “OXSQ” and “OXSQL”, respectively, on or about March 23, 2018.

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of CLO vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280